EXHIBIT 21.1

SUBSIDIARIES OF VIVINT SOLAR, INC.

Name of Subsidiary	Jurisdiction of Incorporation
VIVINT SOLAR AALIYAH MANAGER, LLC	Delaware
VIVINT SOLAR AALIYAH PROJECT COMPANY, LLC	Delaware
VIVINT SOLAR DEVELOPER, LLC	Delaware
VIVINT SOLAR ELYSE MANAGER, LLC	Delaware
VIVINT SOLAR ELYSE PROJECT COMPANY, LLC	Delaware
VIVINT SOLAR FINANCING I, LLC	Delaware
VIVINT SOLAR FUND III MANAGER, LLC	Delaware
VIVINT SOLAR FUND III MASTER TENANT, LLC	Delaware
VIVINT SOLAR FUND III OWNER, LLC	Delaware
VIVINT SOLAR FUND X MANAGER, LLC	Delaware
VIVINT SOLAR FUND X PROJECT COMPANY, LLC	Delaware
VIVINT SOLAR HANNAH MANAGER, LLC	Delaware
VIVINT SOLAR HANNAH PROJECT COMPANY, LLC	Delaware
VIVINT SOLAR HOLDINGS, INC.	Delaware
VIVINT SOLAR, INC.	Delaware
VIVINT SOLAR LIBERTY MANAGER, LLC	Delaware
VIVINT SOLAR LIBERTY MASTER TENANT, LLC	Delaware
VIVINT SOLAR LIBERTY OWNER, LLC	Delaware
VIVINT SOLAR LICENSING, LLC	Delaware
VIVINT SOLAR MARGAUX MANAGER, LLC	Delaware
VIVINT SOLAR MARGAUX MASTER TENANT, LLC	Delaware
VIVINT SOLAR MARGAUX OWNER, LLC	Delaware
VIVINT SOLAR MIA MANAGER, LLC	Delaware
VIVINT SOLAR MIA PROJECT COMPANY, LLC	Delaware
VIVINT SOLAR NICOLE MANAGER, LLC	Delaware
VIVINT SOLAR NICOLE MASTER TENANT, LLC	Delaware
VIVINT SOLAR NICOLE OWNER, LLC	Delaware
VIVINT SOLAR OPERATIONS, LLC	Delaware
VIVINT SOLAR OWNER I, LLC	Delaware
VIVINT SOLAR PROVIDER, LLC	Delaware
VIVINT SOLAR REBECCA MANAGER, LLC	Delaware
VIVINT SOLAR REBECCA PROJECT COMPANY, LLC	Delaware
SOLMETRIC CORPORATION	California